Exhibit 10.14

SILENSEED LTD.

THE 2013 SHARE OPTION PLAN

First Adopted by The Board: July 25, 2013

First approved by the shareholders:

Termination Date: July 24, 2023

1.	NAME

This Plan, as amended from time to time, shall be known as the Silenseed Ltd. 2013 Share Option Plan (the “Option Plan”).

2.	PURPOSE OF THE OPTION PLAN

2.1	The Option Plan is intended to provide an incentive to retain, in the employ or service or directorship of Silenseed Ltd. (the “Company”), and its Affiliates, persons of training, experience, and ability, to attract employees, directors or consultants whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company pursuant to an Option Plan approved by the Board of Directors of the Company (the “Board”). Each person granted Options hereunder shall be referred to as an “Optionee”.

2.2	Options granted hereunder to US Optionees under the Option Plan may or may not contain such terms as will qualify such options as Incentive Stock Options (“ISOs”) within the meaning of Section 422 (b) of the United States Internal Revenue Code of 1986, as amended (the “Code”). Options granted hereunder to US Optionees that do not contain terms that will qualify them as ISOs and which do not meet the requirements of, and/or are not governed by the rules of Section 421 through 424 of the Code shall be referred to herein as Non-Qualified Stock Options (“NQSOs”). Each Option Agreement to a US Optionee shall state whether such Option will or will not be treated as an ISO. No ISO shall be granted unless such Option, when granted, qualifies as an “Incentive Stock Option” under Section 422 of the Code. Any ISO granted under the Option Plan shall contain such terms and conditions, consistent with the Option Plan, as the Company may determine to be necessary to qualify such Option as an “incentive Share option” under Section 422 of the Code.

The Board, at the written request of any Optionee, may in its discretion take such actions as may be necessary to convert such Optionee’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into NQSOs at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an Employee of the Company or a Subsidiary at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period. At the time of such conversion, the Board (with the consent of the Optionee) may impose such conditions on the exercise of the resulting NQSOs as the Board in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee’s ISOs converted into NQSOs, and no such conversion shall occur unless and until the Board takes appropriate action. The Board, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

2.3	Options granted to Israeli Optionees under the Option Plan may or may not contain such terms as will qualify such options for the special tax treatment under Section 102(b) of the Israeli Tax Ordinance (New Version), 5721-1961, as amended (the “Ordinance”), and the Income Tax Rules (Tax Benefits in Share Issuances to Employees) 5763 2003 (the “Rules”) (“102 Options”).

2.4	Options granted to non Israeli Optionees, excluding US Optionees, shall be granted in accordance with the applicable laws of each Optionee’s nationality state and with the terms and conditions set forth in its respective Option Agreement (as defined below) as prescribed by the Committee (as defined below).

2.5	For the purposes of the Plan, the following terms shall have the following meanings:

“3(i) Option” means an Option granted under the terms of Section 3(i) of the Ordinance to persons which do not qualify as “employees” under the provisions of Section 102.

“102(b) Track Election” means the right of the Company to prefer either the “Capital Track” (as set under Section 102(b)(2)), or the “Ordinary Income Track” (as set under Section 102(b)(l)), but subject to the provisions of Section 102(g) of the Tax Ordinance.

“102(b) Option” means an Option intended to qualify, under the provisions of Section 102(b) of the Tax Ordinance (including the Section 102(b) Choice of Track), as either:

(i)	“102(b)(2) Option” for the special tax treatments under the “Capital Track”, or

(ii)	“102(b)(l) Option” for the special tax treatments under the “Ordinary Income Track”.

“Affiliate” means:

with respect to 102(b) Options, any “employing company’’ within the meaning of Section 102(a) of the Ordinance;

with respect to ISOs, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(±) of the Code, respectively; and

with respect to NQSOs, any entity described with respect to ISOs, plus any other corporation, limited liability company, partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of a limited liability company, partnership or joint venture.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render bona fide services and who is providing such services at the time a US Option is granted; provided that the term “Consultant” shall not include a person who provides services in connection with the offer and sale of securities in a capital-raising transaction or in connection with promoting or maintaining a market for the Company’s securities.

“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

“Director” means a member of the Board.

“Employee” means a person who is employed by the Company and/or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder. The foregoing notwithstanding, in connection with the Code and US Optionees, “Employee” means a person who is employed by the Company or its Subsidiaries and with respect to US Optionees granted NQSOs, “Employees” shall include Directors or Consultants of the Company or its Affiliates.

2

“Exchange Act” means the United States Securities Exchange Act of 1934, as now in effect or as hereafter amended.

“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee. The foregoing notwithstanding, in connection with the Code and US Optionees, “Non-Employee” means any person who is not employed by the Company or its Subsidiaries.

“Other 102 Option” means an Option granted pursuant to Section 102(c) of the Tax Ordinance and which is not held in trust by a Trustee.

All options granted hereunder, whether together or separately, shall be hereinafter referred to as “Options”.

“Section 102” means section 102 of the Ordinance as now in effect or as hereafter amended.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an option, each of the companies other than the last company in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other companies in such chain.

“US Option” means an Option granted to a US Optionee.

“US Optionee” means an Optionee subject to US taxation.

3.	ADMINISTRATION OF THE OPTION PLAN

3.1	The Board or a compensation committee of the Board appointed and maintained by the Board for such purpose (the “Committee”) shall have the power to administer the Option Plan. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

3.2	The Committee shall consist of such number of members (not less than two (2) in number) as may be fixed by the Board. Subject to the provisions of the Company’s Articles, the Board shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. The Committee shall select one of its. members as its chairman (the “Chairman”) and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.3	Subject to applicable laws, any member of such Committee shall be eligible to receive Options under the Option Plan while serving on the Committee, unless otherwise specified herein. No person shall be eligible to be a member of the Committee if that person’s membership would prevent the Plan from complying with exemptions from Section 16 set forth in Rule 16b-3 promulgated under the Exchange Act, if applicable to the Company. At such time as any class of equity securities of the Company is registered pursuant to Section 12 of the Exchange Act, the Committee shall consist of at least two (2) individuals, each of whom is a Non-Employee Director as that term is defined in Rule 16b-3.

3.5	Subject to the provisions of applicable Law and the Company’s Articles of Association, the Committee shall have full power and authority to (i) designate participants in the Option Plan; (ii) determine the terms and provisions of respective Option Agreements (which need not be identical) including, but not limited to, the number of shares in the Company to be covered by each Option, provisions concerning the time or times when, and the extent to which, the Options may be exercised and the nature and duration of restrictions as to transferability, vesting or other terms and conditions of the Option; (iii) accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) determine the Fair Market Value of the Shares pursuant to Section 7.1 below (v) designate Options as 102(b)l Options, as 102(b)2 Options, as Other 102 Options, as 3(i) Options, as ISOs or as NQSO; (vi) interpret the provisions and supervise the administration of the Option Plan, including whether an Optionee’s service has terminated; (vii) amend the Option Plan from time to time in order to qualify for tax benefits applicable under U.S. and Israel laws, (viii) make a 102(b) Track Election (subject to the limitations set under Section 102(g)), and - (ix) determine any other matter which is necessary or desirable for, or incidental to administration of the Option Plan. In determining the number of shares covered by the Options to be granted to each recipient, the Committee may consider, among other things, the nature of services provided by the recipient, the recipient’s salary and/or duration of his service or employment by the Company.

3

The Company’s 102(b) Track Election, shall be appropriately filed with the Israeli Tax Authorities (the “ITA”) before the date of grant of a 102(b) Option. Such election shall become effective beginning the first date of grant of a 102(b) Option under the Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted a 102(b) Option. The election shall obligate the Company to grant only the type of 102(b) Option it has elected, and shall apply to all Optionees who were granted 102(b) Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such election shall not prevent the Company from granting Other 102 Options simultaneously.

3.5	Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Optionees or other persons claiming rights under the Plan or any Option. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any Director, officer or Employee of the Company and such attorneys, consultants and accountants as it may select. An Optionee or other holder of an Option may contest a decision or action by the Committee with respect to such person or an Option only on the grounds that such decision or action was arbitrary or capricious or was unlawful under the law applicable to such Optionee, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.6	Subject to the provisions of the Articles of Association of the Company, all decisions and selections made by the Board or the Committee pursuant to the provisions of the Option Plan shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by all of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

3.7	The interpretation and construction by the Committee of any provision of the Option Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

3.8	Each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Option Plan unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. The amount for each claim against which such member may be indemnified will be limited to maximum aggregate value of all options granted pursuant to this Plan, at the time of the occurrence giving rise to such indemnifiable claim. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4

4.	DESIGNATION OF PARTICIPANTS

4.1	The persons eligible for participation in the Option Plan as recipients of Options shall include any Employee. Notwithstanding the definition of an “Employee,” a Consultant shall not be eligible for the grant of a US Option if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 70 I of the Securities Act (“Rule 701”), unless the Committee determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions. The grant of an Option hereunder shall neither entitle the recipient thereof to participate nor disqualify him from participating in, any other grant of Options pursuant to this Option Plan or any other option or Share plan of the Company or any of its Affiliates. Notwithstanding any provisions to the contrary herein, no ISO shall be granted to any individual otherwise eligible to participate in the Option Plan who is not an Employee on the date of granting of such ISO. Non-Employees and Controlling Shareholders may only be granted 3(i) Options.

4.2	To the extent applicable and anything in the Option Plan to the contrary notwithstanding, all grants of Options to directors and office holders [“Nosei Misra” - as such term is defined in the Israeli Companies Law, 5759-1999 (the “Companies Law”)] shall be authorized and implemented only in accordance with the provisions of the Companies Law, as in effect from time to time.

5.	TRUSTEE

5.1	The 102(b) Options which shall be granted to Optionees and/or any Shares issued upon exercise of such Options and/or any other shares received subsequently following any realization of rights resulting from a 102(b) Option or from Shares issued upon exercise of a 102(b) Option, shall be issued to a Trustee nominated by the Committee and approved in accordance with the provisions of Section 102 of the Ordinance (the “Trustee”). The Committee shall determine and approve the terms of engagement of the Trustee, and shall be authorized to designate from time to time a new Trustee and replace either of them at its sole discretion, and in the event of replacement of any existing Trustee, to instruct the transfer of all Options and Shares held by such Trustee at such time to its successor.

The 102 Options will be held by the Trustee for the benefit of the Optionee for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). The Trustee will hold such Options or Shares resulting from the exercise thereof in accordance with the provisions of the Ordinance and the rules promulgated thereunder, the trust agreement and any other instructions the Committee may issue to him from time to time (so long as they do not contradict the Ordinance and the rules promulgated thereunder).

Thereafter, the Trustee will transfer the Options or the Option shares, as the case may be, to the Optionees upon his/her demand which shall be extended to the Company as provided hereunder, subject to any deduction or withholding required under the Ordinance, the Rules or any other applicable law. With respect to any 102(b) Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of a 102(b) Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance.

Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee. In the case the requirements for 102(b) Options are not met, then the 102(b) Options may be treated as Other 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder. With regards to 102(b) Options, the provisions of the Plan and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Company and the Optionees.

5

5.2	Anything to the contrary notwithstanding, the Trustee shall not release any Options which were not already exercised into Shares by the Optionee or release any Shares issued upon exercise of such Options prior to the full payment of the Optionee’s tax liabilities arising from such Options which were granted to him and/or any Shares issued upon exercise of such Options.

5.3	Upon receipt of an Option, the Optionee will sign the Share Option Agreement or an applicable option award which shall be deemed as Optionee’ s undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Option Plan, or any Option or Share granted to him thereunder.

5.4	Subject to applicable Law, the Committee shall be entitled to revise, amend or replace the terms of the trust agreement with the Trustee, to the extent that same (i) do not adversely affect any rights of Optionee under any valid and outstanding Option which are expressly provided for in this Option Plan or the respective Share Option Agreement with such Optionee, or is (ii) necessary or desirable in the light of any change or replacement of Section 102 of the Ordinance.

6.	SHARES RESERVED FOR THE OPTION PLAN; RESTRICTION THEREON

6.1	Subject to adjustments as set forth in Section 8 below, upon approval of the Plan, a total of 33,828 authorized but unissued Ordinary Shares, par value NIS 0.1 per share of the share capital of the Company (the “Shares”) shall be reserved for and subject to the Option Plan, or any other option plan to be approved by the Company. The Shares shall bear such rights and restrictions as set forth under the Company’s Articles of Association, as currently in effect and as may from time to time be amended or replaced in accordance with the Companies Law, without the consent of any Optionee. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the Option Plan shall cease to be reserved for the purpose of the Option Plan, but until termination of the Option Plan the Company shall at all times reserve sufficient number of Shares to meet the requirements of the Option Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subjected to an Option under the Option Plan. All the Shares may be issued as ISOs.

6.2	Each Option granted pursuant to the Option Plan, shall be evidenced by a written agreement or an award between the Company and the Optionee (the “Option Agreement”), in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state a number of the Shares to which the Option relates and the type of Option granted thereunder (whether a 102(b)(l) Option, 102(b)(2) Option, Other 102 Option, a 3(i) Option, an ISO or an NQSO), the purchase price per share and the vesting schedule to which such option shall become exercisable. Such Option Agreement shall be subject to the terms of this Plan. Recipients of Option Agreements shall also be provided a copy of this Plan. To the extent the aggregate Fair Market Value (determined at the time of grant) of the Company’s shares with respect to which ISO are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its affiliates exceeds $US100,000 (one hundred thousand US$), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQSO.

6

The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. In the event an Optionee receives an Option intended to be an Incentive Stock Option which is subsequently determined not to comply with the requirements of the Code for Incentive Stock Options, the Option shall be amended, if necessary, in accordance with the Code and applicable Treasury Regulations and rulings to preserve, as the first priority, to the maximum possible extent, the status of the Option as an ISO (as defined in the Code) and to preserve, to the maximum possible extent, the number of shares subject to the Option. Options may be granted at any time after this Option Plan has been approved by the Company, subject to any further approval or consent required under Section 102 of the Ordinance or the Rules, in case of 102(b) Options, or of the U.S. Treasury, in case of ISOs and other applicable law.

7.	PURCHASE PRICE

7.1	The purchase price of each Share subject to a new Option to be granted or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. The purchase price of the Shares covered by each ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Company shares on the date the Option is granted, unless otherwise determined by the Committee or the Board; provided, however, that no ISO shall be granted to an individual otherwise eligible to participate in the Option Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of Share of the Company, any Subsidiary of the Company, or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, unless, at the time such ISO is granted, the exercise price per Share subject to the Option is at least 110% of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant. In the case of a NQSO, the purchase price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, unless otherwise determined by the Committee or the Board.

For purposes of the foregoing, if the Company shares are publicly traded on the Over-the-Counter Market or a recognized Share exchange on the date the Option is granted, “Fair Market Value” shall mean, for any particular date, the last sale price of the Company shares on the applicable Share exchange or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of the Company shares as reported for such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date. In the event that the shares of the Company are not publicly traded on a Share exchange, the Fair Market Value of an Option Share shall be determined in good faith by the committee. Notwithstanding the preceding provision to the contrary, solely with respect to Shares granted pursuant to an ISO under the Option Plan, Fair Market Value shall be determined in accordance with Section 422(c)(7) of the Code. Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant, the Fair Market Value of a share at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case maybe.

7.2	The purchase price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash, check, or wire transfer.

7

8.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee’s rights to purchase Shares under the Option Plan shall be adjusted as hereafter provided:

8.1	Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Options and Shares acquired under the Option Plan shall be subject to the agreement of merger or consolidation, which need not treat all outstanding Options in an identical manner. Such agreement, without the Optionees’ consent, shall provide for one or more of the following with respect to Options that are exercisable and which are not exercisable as of the effective date of such merger or consolidation:

(i)	The continuation of such Options by the Company (if the Company is the surviving corporation).

(ii)	The assumption of such Options by the surviving corporation or its parent in a manner that will entitle the Optionee to purchase such number and class of securities of the surviving corporation or its parent, which would have an equal commercial value upon the date of the consummation of such transaction, as shall be determined in good faith by the Board, taking into account the exchange ratio or consideration paid in the transaction, the vesting of the Options and such other terms and factors that the Board determines to be relevant for purposes of calculating the number of said options, the exercise price thereof and the terms upon which it will be granted; provided that such assumption will be effected in a manner that complies with Section 424(a) of the Code (whether or not such Options are ISOs), for those Optionees subject to United States taxation.

(iii)	The substitution by the surviving corporation or its parent of new options that will entitle the Optionee to purchase such number and class of securities of the surviving corporation or its parent, which would have an equal commercial value upon the date of the consummation of such transaction, as shall be determined in good faith by the Board, taking into account the exchange ratio or consideration paid in the transaction, the vesting of the Options and such other terms and factors that the Board determines to be relevant for purposes of calculating the number of said options, the exercise price thereof and the terms upon which it will be granted; provided that such substitution will be effected in a manner that complies with Section 424(a) of the Code (whether or not such Options are ISOs) for those Optionees subject to United States taxation.

(iv)	The cancellation of such Options and a payment to the Optionees equal to the excess of (A) the Fair Market Value of the Shares subject to such Options as of the effective date of such merger or consolidation over (B) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount provided, however, that such payment will be similar to the proceeds distributed to the other Ordinary shareholders of the Company in the transaction. Such payment may be made in installments and may be deferred until the date or dates when the Option would have become exercisable or such Shares would have vested. The amount of such payment initially shall be calculated without regard to whether or not the Option is then exercisable or such Shares are then vested. However, such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which the Option would have become exercisable or such Shares would have vested. In addition, any escrow, holdback, earnout or similar provisions in the agreement of merger or consolidation may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to the Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Optionee. For purposes of this Paragraph (v), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security. Notwithstanding the foregoing, this Subsection (iv) will be administered in a way that complies with 409A of the Code with respect to Optionees subject to United States taxation.

8

(v)	Full exercisability of the Option and full vesting of the Shares subject to the Option, followed by the cancellation of the Option. The full exercisability of the Option and full vesting of the Shares subject to the Option may be contingent on the closing of such merger or consolidation. The Optionee shall be able to exercise the Option during a period of not less than five full business days preceding the effective date of such merger or consolidation. Any exercise of the Option during such period may be contingent on the closing of such merger or consolidation.

8.2	If the outstanding shares of the Company shall at anytime be changed or exchanged by declaration of a Share dividend, Share split, combination or exchange of shares, recapitalization, or any other like event of the Company, then in such event only and as often as the same shall occur, the number, class and kind of Shares (including Shares issuable pursuant to the Option Plan, as set forth in Section 6 hereof, in respect of which Options have not yet been exercised) subject to this Option Plan or subject to any Options therefore granted, and the purchase prices of the Options, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate purchase price of the Options.

8.3	Anything herein to the contrary notwithstanding, if prior to the completion of an initial public offering of the Company’s securities pursuant to which the securities of the Company are listed for trade in any Over-The-Counter Market or recognized stock exchange (“IPO”), all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like, the shares of the Company, or any class thereof, are to be exchanged for securities of another Company, then in such event, each Optionee shall be obliged to sell, assign or exchange (in accordance with the value of his Shares pursuant to such transaction), as the case may be, the Shares such Optionee purchased under the Option Plan and any Options or portion to the extent then vested and exercisable, in accordance with any instructions then to be issued by the Board whose determination shall be final.

8.4	Notwithstanding the foregoing adjustments, any changes to ISOs pursuant to this Section 8 shall, unless the Company determines otherwise, only be effective to the extent such adjustments or changes do not cause a “modification” (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

For the purpose of this section 8, the term “merger or consolidation” means (i) any merger or consolidation of the Company in which the shareholders of the Company, by virtue of their shareholdings in the Company prior to such event, do not own a majority of the shares of the successor company, or the right to appoint a majority of the board members of the surviving company; or (ii) the sale of all or substantially all of the Company’s assets; or (iii) the sale of all or substantially all of shares of the Company; or (iv) a transfer of or a grant of an exclusive license, to all or a substantially all of the Company’s intellectual property, not in the ordinary course of business. Notwithstanding the foregoing, a transaction shall not constitute a merger or consolidation if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board.

9

9.	MARKET STAND-OFF.

9.1	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Option Plan without the prior written consent of the Company or its managing underwriter.

9.2	Such restriction (the “Market Stand-Off’) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 271 l(t)(4) of the National Association of Securities Dealers and Rule 472(t)(4) of the New York Stock Exchange, as amended, or any similar successor rules.

9.3	The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand.;Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Option Plan until the end of the applicable stand-off period.

10.	TERM AND EXERCISE OF OPTIONS

10.1	Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company and the Trustee, which exercise shall be effective upon receipt of such notice by the Company at its principal office and the applicable payment of the exercise price of the exercised options. The notice shall specify the number of Shares with respect to which the Option is being exercised.

10.2	Unless otherwise prescribed by the Committee or the Board and specified in Exhibit A of the Option Agreement, an Option will not be exercisable before the first anniversary of the date of grant, with respect to the 25% of the Option Shares, and with respect to additional 12.50% of the Option Shares at the end of each 6 months period during the second, third and fourth years from the date of grant. The Board and/or the Committee shall have the exclusive authority to accelerate the periods for exercising an Option.

10.3	Subject to the provisions of Section 10.7 below, no option shall be exercisable after the expiration of ten (10) years from the Date of Grant (or in the event of grant ofISOs, five (5) years from the Date of Grant in the case of an Option held by an Optionee who holds more than ten percent (10%) of the total combined voting power of all classes of Share of the Company, any Subsidiary of the Company, or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code) (the “Expiration Date”); and then such Options, or such unexercised part thereof, as the case may be, shall terminate and all interests and rights of the Optionee thereunder shall automatically and conclusively expire.

10.4	Options granted under the Option Plan shall not be transferable by Optionees other than by will or laws of descent and distribution and during an Optionee’s lifetime shall be exercisable only by that Optionee.

10

10.5	The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 10.7 below and unless the Board or Committee resolves otherwise, the Optionee is an Employee of the Company or any of its Affiliates. or continuing to provide services to such entities, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

10.6	Subject to the provisions of Section 10.7 below, in the event of termination ofOptionee’s employment or service as a Director or Consultant (or, if the Optionee was serving in multiple such capacities, the termination of all such service) with the Company or any of its Affiliates, or if applicable, the termination of all such services given by the Optionee to the Company or any of its Affiliates, or termination of the status of an Affiliate as such, all Options granted to such Optionee will immediately expire. For the avoidance of doubt, in case of such termination of employment or service, the unvested portion of the Optionee’s Option shall not vest and shall not become exercisable.

10.7	Notwithstanding anything to the contrary in Section 10.6 above and subject to the provisions of Section 10.8 below, an Option may be exercised after the date of termination ofOptionee’s service or employment with the Company or any of its Affiliates or termination of an Affiliate’s status as such only with respect to the number of Options already vested and unexpired at the time of such termination according to the vesting and expiration periods of the Options set forth in this Option Plan, or under a different period prescribed by the Committee or by the Board and specified in Optionee’s Option Agreement, provided however, that:

10.7.1	such termination is without Cause (as defined below) in which·case the Options shall be exercisable within not more than 90 days from the effective date of such termination; or -

10.7.2	such termination is the result of death or disability of the Optionee, in which case the Options shall be exercisable within 12 months, and in the event of death, the Option shall be exercisable by the Optionee’s estate, a person who acquires the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee’s death.

For avoidance of any doubt it is hereby made clear that if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such·outstanding Options.

The term “Cause” shall mean: (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the CEO which involves the business of the Company or its Affiliates and was capable of being lawfully performed and which has not been immediately cured upon order to do so; (iii) embezzlement of funds and/or assets of the Company or its Affiliates; (iv) any breach of the Optionee’s fiduciary duties or duties of care of the Company; including, without limitations, disclosure of confidential information of the Company; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company.

11

10.8	Anything to the contrary contained herein or in the Company’s Articles notwithstanding, and subject to applicable law, if the Optionee’s employment or services is terminated for fraud, breach of loyalty, theft or other malicious behavior against the Company, then such Optionee shall be deemed to have offered to the other shareholders of the Company (other than nonparticipating shareholders, as defined above) to purchase all the Shares and other securities issued in respect thereof in consideration for the purchase price (determined in accordance with Section 7 of this Option Plan) paid by such Optionee for such Shares and other securities pro rata to their respective holdings of the Company’s issued and outstanding shares. Such shares shall be sold and transferred as aforesaid within 30 days from the date of such termination of employment. If the Optionee fails to transfer his/her shares as aforesaid, the Company, at the decision of the Board, shall be entitled to forfeit his/her shares and to authorize any person to execute on behalf of the Optionee any· instrument or document necessary to effect such transfer and to make the appropriate inscription in the Company’s register of members. Each Optionee, upon executing an Option Agreement, shall be deemed to have authorized the Company and each of its officers and to have granted the Company and each of its officers an irrevocable power of attorney to execute in his/her behalf such instruments and documents. The Company and its shareholders shall each be deemed as a third party beneficiary of this paragraph (b) with rights to enforce same against the Optionee.

a)	The holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until, following exercise in accordance with the terms of this Plan and the Option, registration of the Optionee as holder of such Shares in the Company’s register of members,· but in case of Options and Shares held by the Trustee, subject always to the provisions of Section 5 of the Option Plan.

(b)	Notwithstanding the foregoing, until completion of the IPO, no Shares will be issued upon an exercise of any Option (“Exercised Shares”) unless and until the Optionee shall have executed and delivered a proxy in the form of Exhibit A hereto, or such other form as the Board or the Committee may designate from time to time, to a person designated by the Board or the Committee, pursuant to which the Optionee shall authorize and empower such person to vote such Exercised Shares and exercise or waive any and all rights thereunder pursuant to the instructions of the Board or the Committee. Such person shall have no liability to any Optionee, and each Optionee upon acceptance of an Option shall be deemed to have waived any right or claim against such person and release such person from any liability, if any, to such Optionee, for any loss or damage of any kind which may occur to such Optionee as a result of any act or omission of such person in his capacity as proxy, and to the extent that the Optionee may have any such right or claim, he shall look solely for the Company for any remedy that may be available to him by virtue of such right or claim.

(c)	In addition to the forgoing, until the completion of an IPO, no transfer of Exercised Shares shall be approved by the Board unless and until such receiver of the Shares has executed and delivered to the Company a proxy in a form approved by the Board or the Committee pursuant to which such receiver of Shares shall authorize and empower a person designated by the Board to vote such Shares and exercise or waive any and all rights thereunder pursuant to the instructions of the Board or the Committee.

10.9	Any form of Option agreement authorized by the Option Plan may contain such other provisions, as the Committee may, from time to time, deem advisable. Without limiting the foregoing, the Committee may, with the consent of the Optionee, from time to time, cancel all or any portion of any Option then subject to exercise, and the Company’s obligation in respect of such Option may be discharged by (i} payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares at the date of such cancellation subject to the portion of the Option so canceled over the aggregate purchase price of such Shares, (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee in its sole discretion.

10.10	With respect to Other 102 Options, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

10.11	Unless otherwise determined by the Committee, no US Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six months following the date of grant of the Option:- The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

12

11.	PURCHASE FOR INVESTMENT

The Company’s obligation to issue Shares upon exercise of an Option granted under the Plan is expressly conditioned if so required under the applicable law, as supported by the opinion of the Company’s counsel, upon the following terms: (a) the Company’s completion of any registration or other qualifications of such Shares under any state and/or federal law, rulings or regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; (b) has knowledge and experience in financial and business matters and/or has employed a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters such that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (c) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable requirements of State and federal laws and regulatory agencies and (iii) such restrictions on transfer as are deemed necessary or appropriate by counsel to the Company to assure compliance with such applicable laws.

12.	DIVIDENDS

12.1	With respect to all Shares (in contrary to Options not exercised into Shares) issued upon the exercise of Options purchased by the Optionee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends.

12.2	During the period in which Shares, issued to the Trustee on behalf of an Optionee upon exercise of a 102(b) Option, are held by the Trustee, the cash dividends paid with respect thereto shall be paid directly to the Optionee, subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

13.	ASSIGNABILITY AND SALE OF OPTIONS

13.1	No Option shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

13.2	As long as Shares are held by the Trustee in favor of the Optionee, then all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

13.3	Any action made directly or oblique, for an immediate validation or for a future one, shall be void.

13

14.	TERM OF THE OPTION PLAN

The Plan shall become effective on the date that it is adopted by the Board. Subject to Section 15 below the Option Plan shall terminate on the Termination Date first set forth above, and no further Options may be granted on or after such date; provided, however, Options granted theretofore may extend beyond such date subject to any other limitations of the Plan and as applicable. No ISOs will be granted unless the Plan shall have been approved by the shareholders of the Company within 12 months before or after this Plan is adopted by the Board.

15.	AMENDMENTS OR TERMINATION

15.1	Except as set forth elsewhere in this Plan, the Committee may, at any time and from time to time, amend, alter or discontinue the Option Plan, except that no amendment or alteration shall be made which would impair the rights of the holder of any Option therefore granted, without his consent. The Committee may amend the Plan in any respect the Committee deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to ISOs or to bring the Plan or ISOs granted under it into compliance therewith.

15.2	However, unless otherwise required by law or specifically provided herein, no such amendment, alteration or discontinuation shall be made which, without first obtaining approval of the shareholders of the Company (where such approval is necessary to satisfy (i) with regard to ISOs, any requirements under the Code relating to ISOs or (ii) any applicable law, regulation or rule), would:

(a)	except as is provided in Section 8, increase the maximum number of Shares which may be sold or awarded under the Option Plan;

(b)	except as is provided in Section 8, decrease the minimum Option exercise price requirements under the Option Plan;

(c)	change the class of persons eligible to receive Options under the Plan; or

(d)	extend the duration of the Plan or the period during which ISOs ·may be exercised under Section 10.

Without derogating from the foregoing, the approval of the shareholders of the Company, if is necessary to satisfy (i) with regard to ISOs, any requirements under the Code relating to ISOs or (ii) any applicable law, regulation or rule, shall be obtained prior to taking any other action under this Plan.

15.3	The Committee may amend the terms of any one or more US Options, including, but not limited to, amendments to provide terms more favorable than previously provided in the Option Agreement, subject to any specified limits in the Plan that are not subject to Committee discretion; provided, however, that the rights under any US Option Agreement shall not be impaired by any such amendment unless (a) the Company requests the consent of the affected US Optionee, and (b) such US Optionee consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected US Optionee’s consent, the Board may amend the terms of any one or more Option Agreements if necessary to maintain the qualified status of the Option Agreement as an ISO or to bring the Option Agreement into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

15.4	The rights and obligations under any Option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless the Company requests the consent of the person to whom the Option was granted and such person consents in writing; provided, however, that notwithstanding anything to the contrary in this Section 15 or elsewhere in this Plan, no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Option to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Option, or that any such diminishment has been adequately compensated.

14

16.	GOVERNMENT REGULATIONS

The Option Plan, the granting and exercise of Options hereunder, the obligation of the Company to sell and deliver Shares under such Options and the right to transfer any Shares following exercise shall be subject to all applicable laws, rules, and regulations, whether of the State of lsrael or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the Securities Act, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall not be required to register in an Optionee’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any US federal, state or local law or any ruling or regulation of any US government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the Option Plan nor the Option agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ, or the hiring by the Company of the Optionee’s services and nothing in the Option Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service hiring at any time.

18.	GOVERNING LAW & JURISDICTION

This Option Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Option Plan.

19.	TAX CONSEQUENCES

19.1	To the extent permitted by applicable law, any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee (where applicable) shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee (where applicable) and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee. To satisfy any applicable withholding requirements, the Company may, in its sole discretion (in addition to the Company’s right to withhold from any compensation paid to the Optionee by the Company) by a combination of such means: (i) cause the Optionee to tender a cash payment; (ii) withhold Shares from the Shares issued or otherwise issuable to the Optionee, provided that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Option as a liability); or (iii) by such other method as may be set forth in the Option Agreement.

15

19.2	The Board, the Committee and/or the Trustee shall not be required to release any Share certificate, issued upon exercise of an Option, to an Optionee, until all required payments have been fully made.

19.3	If the Option is intended to qualify as an ISO, then if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any Share issued to the Optionee pursuant to his exercise of the Option within the two-year period commencing on the Date of Grant or within the one-year period commencing on the date after the date of transfer of such Share to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days after such disposition, notify the Company thereof, by delivery of a written notice to the Secretary of the Company, and immediately deliver to the Company the amount of all applicable withholding taxes and any other information as may be prescribed by the Committee or the Company.

19.4	To the extent applicable; the Plan and Option Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the effective date of the Plan set forth above (the “Effective Date”). Notwithstanding any provision of the Plan or Option to the contrary, in the event that following the Effective Date the Committee determines that any Option may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option; or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

20.	SPECIAL PROVISIONS FOR OPTION PLAN PARTICIPANTS WHO ARE ISRAELI RESIDENTS

20.1	This Section 20 shall apply only to Optionees who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for the payment of tax.

20.2	Notwithstanding anything herein to the contrary, the Option Plan shall be governed by the provisions of the Ordinance, the rules promulgated thereunder, and any other applicable Israeli laws with respect to Optionees who are Israeli residents.

20.3	Following the grant of Options under the Option Plan and in any case in which the Optionee shall stop being considered as an “Israeli Resident”, as defined in the Ordinance, the Company may, if and to the extent the Ordinance and/or the rules promulgated thereunder shall impose such obligation on the Company, to withhold all applicable taxes from the Optionee, to remit the amount withheld to the appropriate Israeli tax authorities and to report to such Optionee the amount so withheld and paid to said tax authorities.

21.	NON-EXCLUSIVITY OF THE OPTION PLAN

The adoption of the Option Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Share Options otherwise then under the Option Plan, and such arrangements may be either applicable generally or only in specific cases.

22.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the Option Plan at the same time, or at any other time. The Committee or the Board may also grant more than one Option to a given Optionee during the term of the Option Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

23.	LIABILITY OF THE COMPANY

The Company and the members of the Committee shall not be liable to an Optionee or any other persons as to: (a) the non-issuance or non-transfer, or any delay of issuance or transfer, of any Shares which results from the inability of the Company to comply with, or to obtain, or from any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer Shares if counsel for the Company deems such authority reasonably necessary for lawful issuance or transfer of any such shares and, in furtherance thereof, appropriate legends may be placed on the share certificates evidencing Shares to reflect such transfer restrictions; and (b) any tax consequence expected, but not realized, by any Optionee or other person due to the receipt, exercise or settlement of any Option granted hereunder.

*******

16

Exhibit A

IRREVOCABLE PROXY

Silenseed Ltd.

The undersigned hereby appoints [                                              ] as proxy of the undersigned, with full power of substitution, to (i) vote all of the shares of Silenseed Ltd. (the “Company”), which the undersigned may be entitled to vote at any General Meeting or Class Meeting of Shareholders of the Company in the same proportion as the votes of the other shareholders of the Company and to execute and resolutions or consents in lieu of meetings, to the extent undersigned is entitled to any of the foregoing voting rights, and (ii) to waive or exercise, on the undersigned’s behalf, any and all rights or privileges conferred upon the undersigned by virtue or in respect of any such shares owned beneficially or of record by the undersigned.

This proxy is granted by the undersigned pursuant to the provisions of the Company’s 2013 Share Option Plan and is intended to secure the rights and interests of third parties, including the Company and certain of its other shareholders, and accordingly is coupled with interest and irrevocable.

I hereby acknowledge that I have read and understood the provisions of Section 10.9 of the Plan and fully agree therewith.

This proxy will terminate automatically upon completion of the Company’s IPO (as defined in the Plan).

This proxy is irrevocable as it may affect rights of third parties.

The irrevocable proxy will remain in full force and effect until the consummation of an IPO, upon which it will terminate automatically.

This proxy shall be signed exactly as the shareholder’s name appears on his/her share certificate. Joint shareholders must each sign this proxy. If signed by an attorney in fact, the Power of Attorney must be attached.

Date: _______________

Very truly yours,

(Optionee)

17